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                                                              EXHIBIT 99.(A)(23)

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      OF
                              CIRCON CORPORATION
                                      AT
                               $17 NET PER SHARE
                                      BY
                             USS ACQUISITION CORP.

                         A WHOLLY OWNED SUBSIDIARY OF
                      UNITED STATES SURGICAL CORPORATION

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           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M.,

              NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 13, 1997,
                         UNLESS THE OFFER IS EXTENDED.

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                                                              December 18, 1996

To Our Clients:

  Enclosed for your consideration is the Supplement dated December 18, 1996 (the "Supplement") to the Offer to Purchase, dated August 2, 1996 (the "Offer to Purchase"), and the revised Letter of Transmittal (which, together with the Offer to Purchase and the Supplement as amended from time to time, constitute the "Offer") in connection with the Offer by USS Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of United States Surgical Corporation, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares") of Circon Corporation, a Delaware corporation (the "Company") including (unless and until the Purchaser declares that the Rights Condition (as defined in the Supplement) is satisfied) the associated preferred share purchase rights (the "Rights") issued pursuant to the Preferred Shares Rights Agreement, dated as of August 14, 1996, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), at a price of $17 per Share (and associated Right), net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, the Supplement and the Revised Letter of Transmittal.

  If the Purchaser declares that the Rights Condition is satisfied, the Purchaser will not require delivery of the Rights. Unless and until the Purchaser declares that the Rights Condition is satisfied, holders of Shares will be required to tender one Right for each Share tendered in order to effect a valid tender of such Share. If Right Certificates (as defined in the Supplement) have been distributed to holders of Shares prior to the date of tender pursuant to the Offer, Right Certificates representing a number of Rights equal to the number of Shares being tendered must be delivered to the Depositary in order for such Shares to be validly tendered. If Right Certificates have not been distributed prior to the time Shares are tendered pursuant to the Offer, a tender of Shares without Rights constitutes an agreement by the tendering stockholder to deliver Right Certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary within three Nasdaq National Market trading days after the date Right Certificates are distributed. The Purchaser reserves
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the right to require that the Depositary receive such Right Certificates prior to accepting Shares for payment. Payment for Shares tendered and purchased pursuant to the Offer will be made only after timely receipt by the Depositary of, among other things, Right Certificates, if such certificates have been distributed to holders of Shares. The Purchaser will not pay any additional consideration for the Rights tendered pursuant to the Offer. Unless the context requires otherwise, all references to Shares herein shall include the Rights, and all references to the Rights shall include all benefits that may inure to shareholders of the Company or to the holders of the Rights pursuant to the Rights Agreement.

  Holders whose certificates for Shares and, if applicable, Right Certificates, are not immediately available (including, if Right Certificates have not yet been distributed) or who cannot deliver confirmation of the book-entry transfer of their Shares and, if applicable, Rights into the Depositary's account at a Book-Entry Transfer Facility ("Book-Entry Confirmation") and all other documents required hereby to the Depositary on or prior to the Expiration Date (as defined in Section 1 of the Supplement) must tender their Shares and, if applicable, Rights according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase, as supplemented by Section 2 of the Supplement. See Instruction 2 of the revised Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility does not constitute delivery to the Depositary.

  THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE REVISED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares and Rights held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Your attention is invited to the following:

    1. The tender price has been decreased to $17 per Share, including the associated Right, net to the seller in cash, without interest thereon.

    2. The Offer and withdrawal rights will expire at 6:00 p.m., New York City time, on Thursday, February 13, 1997, unless the Offer is extended.

    3. The Offer is being made for all outstanding Shares.

    4. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE SUPPLEMENT) THAT NUMBER OF SHARES WHICH, WHEN ADDED TO THE SHARES BENEFICIALLY OWNED BY THE PURCHASER AND ITS AFFILIATES, WOULD REPRESENT 67% OF THE OUTSTANDING SHARES ON A FULLY DILUTED BASIS (AS DEFINED IN THE SUPPLEMENT) ON THE DATE OF PURCHASE, (II) THE ACQUISITION OF SHARES PURSUANT TO THE OFFER AND THE PROPOSED MERGER HAVING BEEN APPROVED PURSUANT TO SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW ("SECTION 203") OR THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE PROVISIONS OF SECTION 203 ARE OTHERWISE INAPPLICABLE TO THE ACQUISITION OF SHARES PURSUANT TO THE OFFER AND THE PROPOSED MERGER AND (III) THE PURCHASER BEING SATISFIED THAT THE RIGHTS HAVE BEEN REDEEMED BY THE COMPANY OR THE RIGHTS ARE UNENFORCEABLE OR OTHERWISE INAPPLICABLE TO THE OFFER AND THE PROPOSED MERGER. SEE SECTION 8 OF THE SUPPLEMENT.

    5. The Offer is not conditioned on the receipt of financing.

    6. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the revised Letter of Transmittal, stock transfer taxes on the purchase of Shares and/or Rights by the Purchaser pursuant to the Offer.

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  The Offer is made solely by the Offer to Purchase, the Supplement and the revised Letter of Transmittal. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Neither the Purchaser nor Parent is aware of any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent the Purchaser or Parent becomes aware of any state law that would limit the class of offerees in the Offer, the Purchaser will amend the Offer and, depending on the timing of such amendment, if any, will extend the Offer to provide adequate dissemination of such information to such holders of shares prior to the expiration of the Offer. In any jurisdiction the securities, blue sky or other laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares (and associated Rights) will be tendered unless otherwise specified on the instruction form contained in this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                         ALL OUTSTANDING COMMON SHARES
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                      OF
                              CIRCON CORPORATION

  The undersigned acknowledge(s) receipt of your letter and the enclosed Supplement dated December 18, 1996 to the Offer to Purchase, dated August 2, 1996, and the revised Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the Offer by USS Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of United States Surgical Corporation, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Circon Corporation, a Delaware corporation (the "Company"), including (unless and until the Purchaser declares that the Rights Condition (as defined in the Supplement) is satisfied) the associated preferred share purchase rights (the "Rights") issued pursuant to the Preferred Shares Rights Agreement, dated as of August 14, 1996, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), at a price equal to $17 per Share and associated Right, net to the seller in cash, without interest thereon.

  This will instruct you to tender to the Purchaser the number of Shares and Rights indicated below (or, if no number is indicated below, all Shares and Rights) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered*
___________________________________ Shares
___________________________________ Rights
Account Number: __________________________
Dated: __________________________________,

                                   SIGN HERE
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                                 Signature(s)
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                         Please type or print name(s)
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                     Please type or print address(es) here
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      Area Code and Telephone Number
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        Taxpayer Identification or
        Social Security Number(s)
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* Unless otherwise indicated, it will be assumed that all Shares and Rights held by us for your account are to be tendered.

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